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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements on Forms S-8, Forms S-3D or Forms S-3 of Cooper Industries, Inc. or Cooper Industries, Ltd. and in each related Prospectus of our report dated March 4, 2004, with respect to the consolidated financial statements and schedules of Cooper Industries, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.


No. 2-33-14542       Form S-8 Registration Statement for Cooper
                     Industries, Inc. 1989 Employee Stock Purchase Plan

No. 333-02847        Form S-8 Registration Statement for Cooper Industries, Inc.
                     Amended and Restated Directors Stock Plan

No. 333-64400        Form S-8 Registration Statement for Cooper Industries, Inc.
                     Amended and Restated Stock Incentive Plan

No. 333-24237        Form S-3D Registration Statement for Cooper Industries,
                     Inc. Dividend Reinvestment and Stock Purchase Plan

No. 333-101451       Form S-3D Registration Statement for Cooper Industries,
                     Ltd. Dividend Reinvestment and Stock Purchase Plan

No. 333-51439        Form S-8 Registration Statement for Cooper Industries, Inc.
                     Director's Retainer Fee Stock Plan

No. 333-51441        Form S-8 Registration Statement for Cooper Industries, Inc.
                     Amended and Restated Management Annual Incentive Plan

No. 333-37580        Form S-8 Registration Statement for Cooper (UK) Employee
                     Share Purchase Plan

No. 333-75475        Form S-3 Registration Statement for a shelf registration to issue up to $500 million of debt securities

No. 333-99581        Form S-3 Registration Statement for a shelf registration to issue a guarantee of up to $500 million of debt securities


                                                       ERNST & YOUNG LLP

Houston, Texas
March 4, 2004